Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"PIXARBIO CORPORATION", A NEVADA CORPORATION,

WITH AND INTO "BMP HOLDINGS INC." UNDER THE NAME OF "PIXARBIO CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 2016, AT 12:41 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2016 AT 8 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5580652 8100M
SR# 20166404340

Authentication: 203246500
Date: 10-28-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:41 PM 10 28 2016
FILED 12:41 PM 10 28 2016
SR 20166404340 - File Number 5580652

STATE OF DELAWARE
CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is BMP Holdings Inc. ______, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is PixarBio Corporation ______, a Nevada ______ corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is PixarBio Corporation ______, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is Authorized stock: 150,000,000; par value: $0.01.

SIXTH: The merger is to become effective on 10/31/2016 at 8:00 AM EST.

SEVENTH: The Agreement of Merger is on file at 200 Boston Avenue, Suite 1875, Medford, MA 02155 ______, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 28th day of October, A.D., 2016.

By: [signature]
Authorized Officer

Name: Francis M. Reynolds
Print or Type

Title: Chief Executive Officer